Exhibit 99.1

Dime Community Bancshares, Inc. Reports Second Quarter 2024 Results With Earnings Per Share Increasing By 5% Versus the Prior Quarter

Strong Core Deposit Growth Drives 20 Basis Points of Net Interest Margin Expansion

Deposit and Business Loan Growth Driven by Execution of Growth Plan;

Successfully Onboarded Eight New Deposit Groups in the Second Quarter

Subordinated Debt Offering Bolsters Total Capital Ratio to 14.5%

Hauppauge, NY, July 23, 2024 (GLOBE NEWSWIRE) -- Dime Community Bancshares, Inc. (NASDAQ: DCOM) (the “Company” or “Dime”), the parent company of Dime Community Bank (the “Bank”), today reported net income available to common stockholders of $16.7 million for the quarter ended June 30, 2024, or $0.43 per diluted common share, compared to $15.9 million, or $0.41 per diluted common share, for the quarter ended March 31, 2024, and $25.7 million, or $0.66 per diluted common share for the quarter ended June 30, 2023.

Stuart H. Lubow, President and Chief Executive Officer (“CEO”) of the Company, stated, “We continue to execute on our growth plan, which prioritizes core deposit growth and diversifying our balance sheet. The deposit-gathering Groups in our Private and Commercial Bank have grown their portfolio to approximately $1 billion. The growth in low-cost core deposits drove a significant expansion in our Net Interest Margin for the second quarter. In addition, the investments and hires we have made over the last two years in our Middle Market C&I lending operations are beginning to pay dividends as evidenced by the strong growth in our Business Loan portfolio. Finally, with the successful completion of our Subordinated Debt offering, Dime’s Total Risk Based Capital Ratio is now best-in-class when compared to other community and regional banks in our footprint with over $10 billion of assets. With a Total Risk Based Capital Ratio of 14.5%, we are well positioned to take advantage of growth opportunities in the future.”

Highlights for the Second Quarter of 2024 Included:

●	Core deposits (excluding brokered and time deposits) increased $302.4 million compared to the first quarter of 2024;
●	The ratio of average non-interest-bearing deposits to average total deposits for the second quarter was 28% compared to 27% for the first quarter of 2024;
●	The cost of total deposits declined by 1 basis point versus the prior quarter;
●	Business loans increased by over $200 million versus the prior quarter;
●	The net interest margin increased to 2.41% for the second quarter of 2024 compared to 2.21% for the prior quarter;
●	Non-performing assets and loans 90 days past due declined by 29% versus the prior quarter and represented only 0.18% of total assets as of June 30, 2024;
●	The Company raised $65 million of gross proceeds from the issuance of subordinated notes in the second quarter; the offering increased the Company’s Total Risk Based Capital Ratio to 14.5%.

Management’s Discussion of Quarterly Operating Results

Net Interest Income

Net interest income for the second quarter of 2024 was $75.5 million compared to $71.5 million for the first quarter of 2024 and $80.2 million for the second quarter of 2023.

The table below provides a reconciliation of the reported net interest margin (“NIM”) and adjusted NIM excluding the impact of purchase accounting accretion on the loan portfolio.

(Dollars in thousands)	Q2 2024	Q1 2024	Q2 2023
Net interest income	$75,502	$71,530	$80,219
Purchase accounting amortization (accretion) on loans ("PAA")	(101)	(82)	58
Adjusted net interest income excluding PAA on loans (non-GAAP)	$75,401	$71,448	$80,277

Average interest-earning assets	$12,624,556	$13,015,755	$12,888,522

NIM (1)	2.41%	2.21%	2.50%
Adjusted NIM excluding PAA on loans (non-GAAP) (2)	2.40%	2.21%	2.50%

(1)	NIM represents net interest income divided by average interest-earning assets.
(2)	Adjusted NIM excluding PAA on loans represents adjusted net interest income, which excludes PAA amortization on acquired loans divided by average interest-earning assets.

During the quarter ended June 30, 2024, there was a recovery of interest income from a loan that was previously on non-accrual status in the amount of $1.3 million. This recovery of interest income had a 4 basis point favorable impact on the second quarter NIM.

Loan Portfolio

The ending weighted average rate (“WAR”) on the total loan portfolio was 5.39% at June 30, 2024, a 5 basis point increase compared to the ending WAR of 5.34% on the total loan portfolio at March 31, 2024.

Outlined below are loan balances and WARs for the quarter ended as indicated.

	June 30, 2024		March 31, 2024		June 30, 2023
(Dollars in thousands)	Balance	WAR (1)	Balance	WAR (1)	Balance	WAR (1)
Loans held for investment balances at period end:
Business loans (2)	$2,530,896	6.92%	$2,327,403	6.90%	$2,250,108	6.56%
One-to-four family residential, including condominium and cooperative apartment	906,949	4.55	873,671	4.48	855,980	4.17
Multifamily residential and residential mixed-use (3)(4)	3,920,354	4.59	3,996,654	4.57	4,132,358	4.38
Non-owner-occupied commercial real estate	3,315,100	5.25	3,386,333	5.24	3,406,232	5.04
Acquisition, development, and construction	144,860	8.96	175,352	8.40	225,580	8.99
Other loans	6,699	3.39	5,170	7.10	6,157	6.74
Loans held for investment	$10,824,858	5.39%	$10,764,583	5.34%	$10,876,415	5.12%

(1)    Weighted average rate is calculated by aggregating interest based on the current loan rate from each loan in the category, adjusted for non-accrual loans, divided by the total balance of loans in the category.

(2)    Business loans include commercial and industrial loans and owner-occupied commercial real estate loans.

(3)    Includes loans underlying multifamily cooperatives.

(4)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

Outlined below are the loan originations, for the quarter ended as indicated.

(Dollars in millions)	Q2 2024	Q1 2024	Q2 2023
Loan originations	$162.4	$98.3	$296.6

Deposits and Borrowed Funds

Period end total deposits (including mortgage escrow deposits) at June 30, 2024 were $11.03 billion, compared to $10.90 billion at March 31, 2024 and $10.53 billion at December 31, 2023.

On June 28, 2024, the Company raised $65.0 million of gross proceeds from a registered public offering of its 9.000% fixed-to-floating rate subordinated notes due 2034 (the “Notes”). Subsequently, on July 9, 2024, the Company issued and sold an additional $9.8 million of Notes, pursuant to an overallotment option granted to the underwriters of the offering. Including the overallotment option, the total gross proceeds from the offering were $74.8 million, before discounts and estimated offering expenses.

Total Federal Home Loan Bank advances were $633.0 million at June 30, 2024 compared to $773.0 million at March 31, 2024 and $1.31 billion at December 31, 2023. Mr. Lubow commented, “During the second quarter of 2024, we continued our strategy of utilizing core deposit growth to reduce our wholesale funding position.”

Non-Interest Income

Non-interest income was $11.8 million during the second quarter of 2024, $10.5 million during the first quarter of 2024, and $10.4 million during the second quarter of 2023. Included in non-interest income for the second and the first quarter of 2024, was income related to the sale of premises of approximately $3.7 million and $3.0 million, respectively.

Non-Interest Expense

Total non-interest expense was $55.7 million during the second quarter of 2024, $52.5 million during the first quarter of 2024, and $52.2 million during the second quarter of 2023. Excluding the impact of the loss on extinguishment of debt, amortization of other intangible assets and severance expense, adjusted non-interest expense was $55.4 million during the second quarter of 2024, $51.7 million during the first quarter of 2024, and $51.4 million during the second quarter of 2023 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Mr. Lubow commented, “The increase in non-interest expense on a year-over-year basis has been due to the significant investments and hires the Company has made in its Private and Commercial Bank, including the hiring and onboarding of 15 deposit-gathering Groups, and its Middle Market C&I Lending operations, including a new Healthcare vertical and a Not-for Profit vertical. The new bankers we have hired have a long runway ahead of them and over time we expect them to contribute meaningfully to the revenue growth of the Company.”

The ratio of non-interest expense to average assets was 1.66% during the second quarter of 2024, compared to 1.52% during the linked quarter and 1.53% for the second quarter of 2023. Excluding the impact of the loss on extinguishment of debt, amortization of other intangible assets and severance expense, the ratio of adjusted non-interest expense to average assets was 1.65% during the second quarter of 2024, compared to 1.50% during the linked quarter and 1.51% for the second quarter of 2023 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The efficiency ratio was 63.8% during the second quarter of 2024, compared to 64.0% during the linked quarter and 57.6% during the second quarter of 2023. Excluding the impact of net (gain) loss on sale of securities and other assets, fair value change in equity securities and loans held for sale, severance expense, loss on extinguishment of debt and amortization of other intangible assets the adjusted efficiency ratio was 65.9% during the second quarter of 2024, compared to 64.7% during the linked quarter and 56.2% during the second quarter of 2023 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Income Tax Expense

The reported effective tax rate for the second quarter of 2024 was 29.0% compared to 27.1% for the first quarter of 2024, and 26.8% for the second quarter of 2023. The effective tax rate for the third quarter of 2024 is expected to be approximately 27%.

Credit Quality

Non-performing loans decreased 29% on a linked quarter basis to $24.8 million at June 30, 2024.

A credit loss provision of $5.6 million was recorded during the second quarter of 2024, compared to a credit loss provision of $5.2 million during the first quarter of 2024, and a credit loss provision of $892 thousand during the second quarter of 2023.

Capital Management

The Company’s and the Bank’s regulatory capital ratios continued to be in excess of all applicable regulatory requirements as of June 30, 2024. All risk-based regulatory capital ratios increased in the second quarter of 2024. Mr. Lubow commented, “Having fortified our capital base with the issuance of subordinated debt, we are well positioned to support all of our customers’ needs and capitalize on the significant disruption in our marketplace caused by various bank failures and mergers.”

Dividends per common share were $0.25 during the second and first quarters of 2024, respectively.

Book value per common share was $28.97 at June 30, 2024 compared to $28.84 at March 31, 2024.

Tangible common book value per share (which represents common equity less goodwill and other intangible assets, divided by the number of shares outstanding) was $24.87 at June 30, 2024 compared to $24.72 at March 31, 2024 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Earnings Call Information

The Company will conduct a conference call at 9:00 a.m. (ET) on Tuesday, July 23, 2024, during which CEO Lubow will discuss the Company’s second quarter 2024 financial performance, with a question-and-answer session to follow.

Participants may access the conference call via webcast using this link: https://edge.media-server.com/mmc/p/vesm9tv4. To participate via telephone, please register in advance using this link: https://register.vevent.com/register/BIed4082edb56740ce983e3a3e5c43d5e5. Upon registration, all telephone participants will receive a one-time confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call. All participants are encouraged to dial-in 10 minutes prior to the start time.

A replay of the conference call and webcast will be available on-demand for 12 months at https://edge.media-server.com/mmc/p/vesm9tv4.

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $13.5 billion in assets and the number one deposit market share among community banks on Greater Long Island(1).

(1) Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks with less than $20 billion in assets.

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as “annualized," “anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may affect demand for our products and reduce interest margins and the value of our investments; changes in deposit flows, the cost of funds, loan demand or real estate values may adversely affect the business of the Company; changes in the quality and composition of the Company’s loan or investment portfolios or unanticipated or significant increases in loan losses may negatively affect the Company’s financial condition or results of operations; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general socio-economic conditions, public health emergencies, international conflict, inflation, and recessionary pressures, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates and may adversely affect our customers, our financial results and our operations; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; there may be failures or breaches of information technology security systems; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; there may be difficulties or unanticipated expense incurred in the consummation of new business initiatives or the integration of any acquired entities; and litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and updates set forth in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact: Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
718-782-6200 extension 5909

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	June 30,	March 31,	December 31,
	2024	2024	2023
Assets:
Cash and due from banks	$413,983	$370,852	$457,547
Securities available-for-sale, at fair value	819,222	859,216	886,240
Securities held-to-maturity	588,000	589,331	594,639
Loans held for sale	14,766	8,973	10,159
Loans held for investment, net:
Business loans (1)	2,530,896	2,327,403	2,310,379
One-to-four family and cooperative/condominium apartment	906,949	873,671	889,236
Multifamily residential and residential mixed-use (2)(3)	3,920,354	3,996,654	4,017,703
Non-owner-occupied commercial real estate	3,315,100	3,386,333	3,381,842
Acquisition, development and construction	144,860	175,352	168,513
Other loans	6,699	5,170	5,755
Allowance for credit losses	(77,812)	(76,068)	(71,743)
Total loans held for investment, net	10,747,046	10,688,515	10,701,685
Premises and fixed assets, net	36,054	44,501	44,868
Premises held for sale	—	—	905
Restricted stock	68,445	74,346	98,750
Bank Owned Life Insurance ("BOLI")	354,761	352,277	349,816
Goodwill	155,797	155,797	155,797
Other intangible assets	4,467	4,753	5,059
Operating lease assets	51,703	51,988	52,729
Derivative assets	134,489	135,162	122,132
Accrued interest receivable	55,588	55,369	55,666
Other assets	104,442	110,012	100,013
Total assets	$13,548,763	$13,501,092	$13,636,005
Liabilities:
Non-interest-bearing checking (excluding mortgage escrow deposits)	$3,012,481	$2,819,481	$2,884,378
Interest-bearing checking	633,721	635,640	515,987
Savings (excluding mortgage escrow deposits)	2,340,222	2,347,114	2,335,354
Money market	3,607,090	3,440,083	3,125,996
Certificates of deposit	1,382,271	1,555,157	1,607,683
Deposits (excluding mortgage escrow deposits)	10,975,785	10,797,475	10,469,398
Non-interest-bearing mortgage escrow deposits	52,647	101,229	61,121
Interest-bearing mortgage escrow deposits	2	173	136
Total mortgage escrow deposits	52,649	101,402	61,257
FHLBNY advances	633,000	773,000	1,313,000
Other short-term borrowings	—	—	—
Subordinated debt, net	262,814	200,174	200,196
Derivative cash collateral	130,090	132,900	108,100
Operating lease liabilities	54,530	54,727	55,454
Derivative liabilities	122,567	122,112	121,265
Other liabilities	66,732	79,931	81,110
Total liabilities	12,298,167	12,261,721	12,409,780
Stockholders' equity:
Preferred stock, Series A	116,569	116,569	116,569
Common stock	416	416	416
Additional paid-in capital	488,760	492,834	494,454
Retained earnings	826,080	819,130	813,007
Accumulated other comprehensive loss ("AOCI"), net of deferred taxes	(82,780)	(85,466)	(91,579)
Unearned equity awards	(12,023)	(10,191)	(8,622)
Treasury stock, at cost	(86,426)	(93,921)	(98,020)
Total stockholders' equity	1,250,596	1,239,371	1,226,225
Total liabilities and stockholders' equity	$13,548,763	$13,501,092	$13,636,005

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and PPP loans.

(2)     Includes loans underlying multifamily cooperatives.

(3)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except share and per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Interest income:
Loans	$147,099	$143,565	$138,310	$290,664	$266,749
Securities	7,907	7,880	7,914	15,787	16,345
Other short-term investments	4,412	9,564	5,867	13,976	9,669
Total interest income	159,418	161,009	152,091	320,427	292,763
Interest expense:
Deposits and escrow	72,878	73,069	52,616	145,947	89,888
Borrowed funds	9,033	14,697	17,759	23,730	33,930
Derivative cash collateral	2,005	1,713	1,497	3,718	2,974
Total interest expense	83,916	89,479	71,872	173,395	126,792
Net interest income	75,502	71,530	80,219	147,032	165,971
Provision (recovery) for credit losses	5,585	5,210	892	10,795	(2,756)
Net interest income after provision (recovery)	69,917	66,320	79,327	136,237	168,727
Non-interest income:
Service charges and other fees	3,972	4,544	4,856	8,516	8,670
Title fees	294	133	246	427	538
Loan level derivative income	1,085	406	2,437	1,491	5,570
BOLI income	2,484	2,461	2,852	4,945	5,015
Gain on sale of Small Business Administration ("SBA") loans	113	253	210	366	726
Gain on sale of residential loans	27	77	34	104	82
Fair value change in equity securities and loans held for sale	(416)	(842)	(780)	(1,258)	(780)
Net loss on sale of securities	—	—	—	—	(1,447)
Gain on sale of other assets	3,695	2,968	—	6,663	—
Other	554	467	550	1,021	1,032
Total non-interest income	11,808	10,467	10,405	22,275	19,406
Non-interest expense:
Salaries and employee benefits	32,184	32,037	29,900	64,221	56,534
Severance	—	42	481	42	506
Occupancy and equipment	7,409	7,368	7,144	14,777	14,517
Data processing costs	4,405	4,313	4,197	8,718	8,435
Marketing	1,637	1,497	1,488	3,134	2,937
Professional services	2,766	1,467	1,676	4,233	3,599
Federal deposit insurance premiums	2,250	2,239	1,874	4,489	3,747
Loss on extinguishment of debt	—	453	—	453	—
Amortization of other intangible assets	285	307	349	592	726
Other	4,758	2,788	5,077	7,546	8,660
Total non-interest expense	55,694	52,511	52,186	108,205	99,661
Income before taxes	26,031	24,276	37,546	50,307	88,472
Income tax expense	7,552	6,585	10,048	14,137	23,671
Net income	18,479	17,691	27,498	36,170	64,801
Preferred stock dividends	1,822	1,821	1,822	3,643	3,643
Net income available to common stockholders	$16,657	$15,870	$25,676	$32,527	$61,158
Earnings per common share ("EPS"):
Basic	$0.43	$0.41	$0.66	$0.84	$1.58
Diluted	$0.43	$0.41	$0.66	$0.84	$1.58

Average common shares outstanding for diluted EPS	38,329,485	38,255,559	38,175,993	38,292,253	38,164,359

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands except per share amounts)

	At or For the Three Months Ended			At or For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Per Share Data:
Reported EPS (Diluted)	$0.43	$0.41	$0.66	$0.84	$1.58
Cash dividends paid per common share	0.25	0.25	0.25	0.50	0.49
Book value per common share	28.97	28.84	27.99	28.97	27.99
Tangible common book value per share (1)	24.87	24.72	23.82	24.87	23.82
Common shares outstanding	39,148	38,932	38,803	39,148	38,803
Dividend payout ratio	58.14%	60.98%	37.88%	59.52%	31.01%

Performance Ratios (Based upon Reported Net Income):
Return on average assets	0.55%	0.51%	0.81%	0.53%	0.96%
Return on average equity	5.88	5.68	9.03	5.78	10.75
Return on average tangible common equity (1)	6.88	6.64	11.04	6.76	13.30
Net interest margin	2.41	2.21	2.50	2.31	2.62
Non-interest expense to average assets	1.66	1.52	1.53	1.59	1.47
Efficiency ratio	63.8	64.0	57.6	63.9	53.8
Effective tax rate	29.01	27.13	26.76	28.10	26.76

Balance Sheet Data:
Average assets	$13,418,441	$13,794,924	$13,658,068	$13,606,682	$13,554,483
Average interest-earning assets	12,624,556	13,015,755	12,888,522	12,820,156	12,787,441
Average tangible common equity (1)	979,611	968,719	940,098	974,165	927,616
Loan-to-deposit ratio at end of period (2)	98.2	98.8	103.4	98.2	103.4

Capital Ratios and Reserves - Consolidated: (3)
Tangible common equity to tangible assets (1)	7.27%	7.21%	6.78%
Tangible equity to tangible assets (1)	8.14	8.09	7.63
Tier 1 common equity ratio	10.06	10.00	9.44
Tier 1 risk-based capital ratio	11.17	11.11	10.50
Total risk-based capital ratio	14.46	13.78	13.06
Tier 1 leverage ratio	8.78	8.48	8.42
Consolidated CRE concentration ratio (4)	499	534	555
Allowance for credit losses/ Total loans	0.72	0.71	0.70
Allowance for credit losses/ Non-performing loans	313.21	218.42	273.42

(1)    See "Non-GAAP Reconciliation" tables for reconciliation of tangible equity, tangible common equity, and tangible assets.

(2)    Total deposits include mortgage escrow deposits, which fluctuate seasonally.

(3)	June 30, 2024 ratios are preliminary pending completion and filing of the Company’s regulatory reports.

(4)   The Consolidated CRE concentration ratio is calculated using the sum of commercial real estate, excluding owner-occupied commercial real estate, multifamily, and acquisition, development, and construction, divided by consolidated capital. The June 30, 2024 ratio is preliminary pending completion and filing of the Company’s regulatory reports.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED AVERAGE BALANCES AND NET INTEREST INCOME

(Dollars in thousands)

	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Business loans (1)	$2,400,219	$42,933	7.19%	$2,308,319	$39,224	6.83%	$2,259,769	$36,715	6.52%
One-to-four family residential, including condo and coop	886,037	9,968	4.52	886,588	9,770	4.43	828,324	8,661	4.19
Multifamily residential and residential mixed-use	3,958,617	45,775	4.65	4,000,510	46,019	4.63	4,125,119	45,123	4.39
Non-owner-occupied commercial real estate	3,359,004	44,728	5.36	3,371,438	44,776	5.34	3,337,689	42,559	5.11
Acquisition, development, and construction	164,283	3,638	8.91	169,775	3,692	8.75	220,795	5,149	9.35
Other loans	5,100	57	4.50	5,420	84	6.23	6,536	103	6.32
Securities	1,537,487	7,907	2.07	1,578,330	7,880	2.01	1,642,057	7,914	1.93
Other short-term investments	313,809	4,412	5.65	695,375	9,564	5.53	468,233	5,867	5.03
Total interest-earning assets	12,624,556	159,418	5.08%	13,015,755	161,009	4.98%	12,888,522	152,091	4.73%
Non-interest-earning assets	793,885			779,169			769,546
Total assets	$13,418,441			$13,794,924			$13,658,068

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking (2)	$631,403	$1,499	0.95%	$582,047	$1,223	0.85%	$952,424	$3,081	1.30%
Money market	3,495,989	33,193	3.82	3,359,884	30,638	3.67	2,713,816	18,284	2.70
Savings (2)	2,336,202	23,109	3.98	2,368,946	22,810	3.87	2,279,670	17,376	3.06
Certificates of deposit	1,393,678	15,077	4.35	1,655,882	18,398	4.47	1,546,257	13,875	3.60
Total interest-bearing deposits	7,857,272	72,878	3.73	7,966,759	73,069	3.69	7,492,167	52,616	2.82
FHLBNY advances	671,242	6,429	3.85	1,094,209	12,143	4.46	1,327,121	15,206	4.60
Subordinated debt, net	202,232	2,604	5.18	200,188	2,553	5.13	200,254	2,553	5.11
Other short-term borrowings	—	—	—	77	1	5.22	814	—	—
Total borrowings	873,474	9,033	4.16	1,294,474	14,697	4.57	1,528,189	17,759	4.66
Derivative cash collateral	145,702	2,005	5.53	130,166	1,713	5.29	120,542	1,497	4.98
Total interest-bearing liabilities	8,876,448	83,916	3.80%	9,391,399	89,479	3.83%	9,140,898	71,872	3.15%
Non-interest-bearing checking (2)	3,042,382			2,909,776			3,043,899
Other non-interest-bearing liabilities	242,980			247,717			254,826
Total liabilities	12,161,810			12,548,892			12,439,623
Stockholders' equity	1,256,631			1,246,032			1,218,445
Total liabilities and stockholders' equity	$13,418,441			$13,794,924			$13,658,068
Net interest income		$75,502			$71,530			$80,219
Net interest rate spread			1.28%			1.15%			1.58%
Net interest margin			2.41%			2.21%			2.50%
Deposits (including non-interest-bearing checking accounts) (2)	$10,899,654	$72,878	2.69%	$10,876,535	$73,069	2.70%	$10,536,066	$52,616	2.00%

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and PPP loans.

(2)     Includes mortgage escrow deposits.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SCHEDULE OF NON-PERFORMING ASSETS

(Dollars in thousands)

	At or For the Three Months Ended
	June 30,	March 31,	June 30,
Asset Quality Detail	2024	2024	2023
Non-performing loans ("NPLs")
Business loans (1)	$20,287	$18,213	$23,470
One-to-four family residential, including condominium and cooperative apartment	3,884	3,689	3,305
Multifamily residential and residential mixed-use	—	—	—
Non-owner-occupied commercial real estate	15	15	15
Acquisition, development, and construction	657	12,910	657
Other loans	—	—	220
Total Non-accrual loans	$24,843	$34,827	$27,667
Total Non-performing assets ("NPAs")	$24,843	$34,827	$27,667

Total loans 90 days delinquent and accruing ("90+ Delinquent")	$—	$—	$—

NPAs and 90+ Delinquent	$24,843	$34,827	$27,667

NPAs and 90+ Delinquent / Total assets	0.18%	0.26%	0.20%
Net charge-offs ("NCOs")	$3,640	$739	$3,679
NCOs / Average loans (2)	0.14%	0.03%	0.14%

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and PPP loans.

(2)     Calculated based on annualized NCOs to average loans, excluding loans held for sale.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(Dollars in thousands except per share amounts)

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provides investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude pre-tax income and expenses associated with the fair value change in equity securities and loans held for sale, net (gain) loss on sale of securities and other assets, severance, the FDIC special assessment and loss on extinguishment of debt:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Reconciliation of Reported and Adjusted (non-GAAP) Net Income Available to Common Stockholders
Reported net income available to common stockholders	$16,657	$15,870	$25,676	$32,527	$61,158
Adjustments to net income (1):
Fair value change in equity securities and loans held for sale	416	842	780	1,258	780
Net (gain) loss on sale of securities and other assets	(3,695)	(2,968)	—	(6,663)	1,447
Severance	—	42	481	42	506
Loss on extinguishment of debt	—	453	—	453	—
Income tax effect of adjustments	1,043	518	(373)	1,561	(809)
Adjusted net income available to common stockholders (non-GAAP)	$14,421	$14,757	$26,564	$29,178	$63,082

Adjusted Ratios (Based upon Adjusted (non-GAAP) Net Income as calculated above)
Adjusted EPS (Diluted)	$0.37	$0.38	$0.68	$0.75	$1.63
Adjusted return on average assets	0.48%	0.48%	0.83%	0.48%	0.98%
Adjusted return on average equity	5.17	5.32	9.32	5.25	11.06
Adjusted return on average tangible common equity	5.97	6.18	11.42	6.07	13.72
Adjusted non-interest expense to average assets	1.65	1.50	1.51	1.57	1.45
Adjusted efficiency ratio	65.9	64.7	56.2	65.4	52.5

(1)    Adjustments to net income are taxed at the Company's approximate statutory tax rate.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Operating expense as a % of average assets - as reported	1.66%	1.52%	1.53%	1.59%	1.47%
Loss on extinguishment of debt	—	(0.01)	—	(0.01)	—
Severance	—	—	(0.01)	—	(0.01)
Amortization of other intangible assets	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Adjusted operating expense as a % of average assets (non-GAAP)	1.65%	1.50%	1.51%	1.57%	1.45%

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Efficiency ratio - as reported (non-GAAP) (1)	63.8%	64.0%	57.6%	63.9%	53.8%
Non-interest expense - as reported	$55,694	$52,511	$52,186	$108,205	$99,661
Severance	—	(42)	(481)	(42)	(506)
Loss on extinguishment of debt	—	(453)	—	(453)	—
Amortization of other intangible assets	(285)	(307)	(349)	(592)	(726)
Adjusted non-interest expense (non-GAAP)	$55,409	$51,709	$51,356	$107,118	$98,429
Net interest income - as reported	$75,502	$71,530	$80,219	$147,032	$165,971
Non-interest income - as reported	$11,808	$10,467	$10,405	$22,275	$19,406
Fair value change in equity securities and loans held for sale	416	842	780	1,258	780
Net (gain) loss on sale of securities and other assets	(3,695)	(2,968)	—	(6,663)	1,447
Adjusted non-interest income (non-GAAP)	$8,529	$8,341	$11,185	$16,870	$21,633
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$84,031	$79,871	$91,404	$163,902	$187,604
Adjusted efficiency ratio (non-GAAP) (2)	65.9%	64.7%	56.2%	65.4%	52.5%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of GAAP net interest income and adjusted non-interest income.

The following table presents the tangible common equity to tangible assets, tangible equity to tangible assets, and tangible common book value per share calculations (non-GAAP):

	June 30,	March 31,	June 30,
	2024	2024	2023
Reconciliation of Tangible Assets:
Total assets	$13,548,763	$13,501,092	$13,802,862
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(4,467)	(4,753)	(5,758)
Tangible assets (non-GAAP)	$13,388,499	$13,340,542	$13,641,307

Reconciliation of Tangible Common Equity - Consolidated:
Total stockholders' equity	$1,250,596	$1,239,371	$1,202,503
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(4,467)	(4,753)	(5,758)
Tangible equity (non-GAAP)	1,090,332	1,078,821	1,040,948
Preferred stock, net	(116,569)	(116,569)	(116,569)
Tangible common equity (non-GAAP)	$973,763	$962,252	$924,379

Common shares outstanding	39,148	38,932	38,803

Tangible common equity to tangible assets (non-GAAP)	7.27%	7.21%	6.78%
Tangible equity to tangible assets (non-GAAP)	8.14	8.09	7.63

Book value per common share	$28.97	$28.84	$27.99
Tangible common book value per share (non-GAAP)	24.87	24.72	23.82